UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 7, 2016

MAGNEGAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35586	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

11885 44th Street North

Clearwater, FL 33762

 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

Not applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 7, 2016, MagneGas Corporation (the “Company”) finalized a Letter of Intent with a German biomass company (the “LOI”). The LOI was signed on August 28, 2016, however, the LOI did not become binding until the German biomass company (the “German Counterparty”) paid a non-refundable deposit of $25,000 to the Company on October 7. The LOI calls for the Company and the German Counterparty, within 90 days of the LOI’s execution, to sign definitive agreements for the Company to manufacture and deliver: (1) a 300KW stationary Gasification system; 2) a 100KW mobile Sterilization system; 3) 250 cylinders full of MagneGas2®; and 4) 50 MagneGas regulators. If the definitive agreements are signed, the German Counterparty will make progress payments totaling $2.625 million due upon signature of the definitive agreements, construction completion, and delivery of systems and related supplies. The German Counterparty will have exclusive distribution rights in Germany, with an option to purchase exclusive distribution rights to certain additional countries with additional system purchases.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNEGAS CORPORATION

Date: October 14, 2016	By:	/s/ Ermanno Santilli
Ermanno Santilli
Chief Executive Officer